Exhibit 99.1

BioTelemetry, Inc. Completes LifeWatch AG Acquisition

July 12, 2017

Deal Solidifies BioTelemetry’s Leadership Position in Remote Cardiac Monitoring

MALVERN, Pa. and ZUG, Switzerland, July 12, 2017 (GLOBE NEWSWIRE) — BioTelemetry, Inc. (NASDAQ:BEAT), the world’s leading wireless medical technology company focused on the delivery of health information for healthcare providers to monitor and diagnose patients accurately and cost-effectively, announces it has completed its acquisition of LifeWatch AG (SIX:LIFE).

“We are gratified that LifeWatch AG shareholders embraced the immense strategic value and potential of this acquisition and moved quickly to support the BioTelemetry tender,” said Joseph H. Capper, President and Chief Executive Officer of BioTelemetry, Inc.  “This acquisition strengthens our preeminent position as the leader in wireless medicine, creating the foremost connected health platform, significantly enhancing our ability to improve quality of life and reduce cost of care.”

In completing the acquisition and securing its position as market leader in remote cardiac monitoring and diagnostic services, BioTelemetry will now focus on combining both companies’ strengths.  The Company will use its new scale to advance device innovation and expand into other chronic care sectors, leveraging the unique capabilities of remote monitoring to enhance the delivery of care. The Company will be addressing the acquisition during its upcoming second quarter earnings call.

About BioTelemetry

BioTelemetry, Inc., formerly known as CardioNet, Inc., is the leading wireless medical technology company focused on the delivery of health information to improve quality of life and reduce cost of care.  The company currently provides cardiac monitoring services, original equipment manufacturing with a primary focus on cardiac monitoring devices and centralized core laboratory services.  More information can be found at www.biotelinc.com.

About LifeWatch AG

LifeWatch AG, headquartered in Zug, Switzerland and listed on the SIX Swiss Exchange (LIFE), is a leading healthcare technology and solutions company, specializing in advanced digital health systems and wireless remote diagnostic patient monitoring services. LifeWatch’s services provide physicians with critical information to determine appropriate treatment and thereby improve patient outcomes. LifeWatch AG has operative subsidiaries in the United States, in Switzerland, Israel and Turkey, and is the parent company of LifeWatch Services Inc., LifeWatch Technologies, Ltd. and LifeWatch Turkey Holding AG (joint venture). LifeWatch Services, Inc. is a leading U.S.-based provider of cardiac monitoring services. LifeWatch Technologies Ltd., based in Israel, is a leading manufacturer of digital health products. LifeWatch Sağlık Hizmetlerine A.S. is the operative Turkish subsidiary of LifeWatch Turkey Holding AG and provider of mobile cardiac telemetry services in Turkey. For additional information, please visit www.lifewatch.com.

Cautionary Statement Regarding Forward-Looking Statements

This document includes certain forward-looking statements regarding, among other things, statements about both BioTelemetry’s and LifeWatch’s beliefs, expectations and statements about BioTelemetry’s proposed acquisition of LifeWatch AG. These statements may be identified by words such as “expect,” “anticipate,” “estimate,” “intend,” “plan,” “believe,” “promises”, “projects,” and other words and terms of similar meaning. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert, or change any of these expectations, and could cause actual outcomes and results to differ materially from current expectations. Factors that may materially affect such forward-looking statements include the BioTelemetry’s ability to successfully integrate the companies and expend into chronic care sectors. For further details and a discussion of these and other risks and uncertainties, please see BioTelemetry’s public filings with the Securities and Exchange Commission, including the company’s latest periodic reports on Form 10-K and 10-Q respectively, LifeWatch’s past press releases, reports and other information posted on LifeWatch’s website. Readers are cautioned not to put undue reliance on forward-looking statements, which reflect only opinions as of the date of this press release.  BioTelemetry and LifeWatch do not undertake, and specifically disclaim, any obligation to publicly update or amend any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact:

BioTelemetry, Inc.

Heather C. Getz

Investor Relations

(800) 908-7103

investorrelations@biotelinc.com

BioTelemetry, Inc.